Exhibit 99.1

FOR IMMEDIATE RELEASE

Columbia Laboratories Announces Search For New Board Member,

Impending Retirement of Chairman Stephen G. Kasnet; Amendment to

Increase Permissible Ownership Levels Under Shareholder Rights Plan

BOSTON, Jan. 29, 2015 /PRNewswire/ — Columbia Laboratories, Inc. (Nasdaq: CBRX) (“Columbia” or “the Company”), a specialty pharmaceutical company focused on pharmaceuticals for women’s health, today announced that the Company’s Chairman, Stephen G. Kasnet, has informed the Company that he does not intend to stand for reelection to the Board of Directors when his current term expires at the next annual shareholder meeting, which is expected to be held in May, 2015.

Frank Condella, CEO and President of Columbia, stated, “Steve has served Columbia as Chairman since 2004. Under his extraordinary leadership, the Company successfully created a significant revenue stream from proprietary formulations developed by the Company, recruited a skilled and experienced management team, strengthened the balance sheet, completed the acquisition of Molecular Profiles, and put new products into development. The Company is deeply appreciative of Steve’s contributions.”

Mr. Condella added: “The Board has started a search for a Board member with significant experience helping life sciences companies like Columbia in their efforts to grow and expand.”

Mr. Kasnet noted that he will continue to serve as Chairman of the Board of Rubicon Ltd. (forestry); as a Director of Tenon Ltd. (wood products); as Lead Director and Chairman of the Audit Committee of Two Harbor Investment Corp (real estate); as a Director and Chairman of the Audit Committee of Silver Bay Realty Trust Corp; and as a Director of First Ipswich Bancorp (banking). He is also a Trustee and Vice President of the Board of The Governor’s Academy, Byfield, MA.

Separately, the Company also announced that the Board of Directors has approved an amendment to the Company’s Shareholder Rights Plan (the “Plan”). Previously, the Plan could be triggered in the event that a shareholder acquired an ownership interest in excess of 4.99%. Pursuant to the amendment, and subject to the terms and conditions of the Plan, as amended, a shareholder is now permitted to maintain an ownership interest of up to 9.99 % without triggering the provisions of the Plan. Mr. Condella added that the primary purpose of the Shareholder Rights Plan is to help protect the Company’s valuable net operating loss carryforwards.

About Columbia Laboratories

Columbia Laboratories, Inc. has a successful heritage in developing women’s health focused pharmaceutical products, including CRINONE® 8% (progesterone gel), that is marketed by Actavis, Inc. in the U.S. and by Merck Serono S.A. in over 60 additional countries worldwide. Columbia is leveraging its pharmaceutical development, clinical trial manufacturing, and advanced analytical and consulting services to advance an internal pipeline while generating revenue from pharmaceutical industry customers. For more information, please visit www.columbialabs.com.

CRINONE® is a registered trademark of Actavis, Inc. in the U.S.

Forward Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements, which statements are usually indicated by the words “may,” “will,” “plans,” “believes,” “expects,” “anticipates,” “potential,” “should,” or similar expressions, and which are generally not historical in nature. These include all statements relating to expected financial performance and future business or product developments. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. These statements are based on management’s current expectations and Columbia does not undertake any responsibility to revise or update any forward-looking statements contained herein, except as expressly required by law. For a discussion of certain risks and uncertainties associated with Columbia’s forward-looking statements, please review Columbia’s reports filed with the SEC, including, but not limited to, its Annual Report on Form 10-K for the period ended December 31, 2013.

Contact:

Katja Buhrer

MBS Value Partners

(212) 661-7004

katja.buhrer@mbsvalue.com

4 Liberty Square, Fourth Floor — Boston, MA 02109

TEL: (617) 639-1500 — FAX: (617) 482-0618 — http://www.columbialabs.com